Exhibit 99.1

AITX's RAD Receives Multiple RIO and SARA Expansion Order from Major
Auction Operator

Follow On Order Builds on Initial Multi Site Deployment Announced in October

Detroit, Michigan, February 4, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced that it has received an expansion order from a major national auction operator for two RIO™ 360 units and two RIO Mini units, each paired with SARA™ (Speaking Autonomous Responsive Agent) agentic AI platform licenses. This expansion order builds directly on the initial order announced in October and reflects the customer's decision to broaden their use of RAD's autonomous security platform across additional sites.

The expanded deployment reflects how RAD customers typically scale after validating performance in live operating environments. Following initial installation, the operator evaluated system reliability, autonomous response consistency, and operational impact across active auction locations before authorizing additional units and SARA licenses. This approach continues to position RAD's RIO platform as a standardized security solution capable of supporting repeatable, multi-site expansion rather than isolated point deployments.

"This is aligned with the expansion plan originally discussed with them, start with a limited deployment and then expand once the systems are operating day in and day out in real conditions," said Troy McCanna, Chief Revenue Officer and Chief Security Officer of RAD. "We do not publicly announce every expansion order, but this broad deployment is both meaningful and representative of how organizations adopt our platform once it proves itself. This customer's decision to add multiple RIO units and SARA licenses reinforces the role of autonomous operations as a core part of their security strategy."

Securing large outdoor auction yards presents a persistent challenge, where valuable assets are spread across wide areas and traditional manned guarding can become both costly and difficult to staff consistently. RAD's autonomous security solutions offer practical alternatives by maintaining continuous coverage, enforcing consistent procedures, and operating without the variability inherent in human patrols. For operators managing multiple locations, this model reduces complexity while delivering reliable protection at scale.

RAD invites security professionals, channel partners, monitoring organizations, and media to see RIO and SARA in action at ISC West 2026. Attendees can experience live demonstrations and speak directly with RAD leadership and product experts about how SARA is operating today across real world environments. SARA enters ISC West following a breakout showing at last year's SIA New Product Showcase Awards, where it earned both Judges' Choice recognition and category honors, reinforcing its role as the intelligence engine behind RAD's autonomous security operations.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/